As filed with the Securities and Exchange Commission on December 10, 2004
                                      An Exhibit List can be found on page II-5.
                                                     Registration No. 333-117682

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549
                          -----------------------------
                            POST EFFECTIVE AMENDMENT
                                      NO. 1
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          -----------------------------

                           THE WORLD GOLF LEAGUE, INC.
                 (Name of small business issuer in its charter)

   DELAWARE                         6770                        98-0201235
(State or other          (Primary Standard Industrial        (I.R.S. Employer
Jurisdiction of           Classification Code Number)        Identification No.)
Incorporation or
Organization)

                         2139 STATE ROAD 434, SUITE 101
                             LONGWOOD, FLORIDA 32779
                                 (407) 331-6272
(Address and telephone number of principal executive offices and principal place of business)

                   MICHAEL S. PAGNANO, CHIEF EXECUTIVE OFFICER
                           THE WORLD GOLF LEAGUE, INC.
                         2139 STATE ROAD 434, SUITE 101
                             LONGWOOD, FLORIDA 32779
                                 (407) 331-6272
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                                              ----------

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                      ----------

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
                      ----------

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.
                               ----------

                          DEREGISTRATION OF SECURITIES

The World Golf League, Inc. (the "Registrant") filed a Registration Statement on Form SB-2, as amended (Registration No. 333-117682) (the "Registration Statement") which originally registered 65,000,000 shares of common stock, par value $0.001 per share, of the Registrant issuable upon conversion of debentures, for resale by the selling stockholders named therein. Based upon the number of shares the Registrant had issued and outstanding on the date of filing of the Registration Statement, the Registrant registered shares for issuance upon conversion of debentures, that if issued, would have resulted in the Registrant issuing shares in excess of common stock the Registrant is authorized to issue.

In accordance with the undertaking made by the Registrant in the Registration Statement, the Registrant files this Post-Effective Amendment No. 1 to the Registration Statement to deregister 3,000,000 shares of common stock issuable upon conversion of debentures, covered by the Registration Statement. As a result, the Registration Statement shall cover 64,500,000 shares of common stock, including up to 62,000,000 shares of common stock underlying convertible debentures and up to 2,500,000 issuable upon the exercise of common stock purchase warrants.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Longwood, State of Florida, on December 10, 2004.

                           THE WORLD GOLF LEAGUE, INC.


By: /s/ Michael S. Pagnano
    ---------------------------------------
    Michael S. Pagnano
    President, Chief Executive Officer (Principal Executive Officer), Principal Financial Officer, Principal Accounting Officer and Director

     In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                 TITLE                                DATE

/s/ Michael S. Pagnano    President, Chief Executive Officer   December 10, 2004
------------------------  (Principal Executive Officer),
Michael S. Pagnano        Principal Financial Officer,
                          Principal Accounting Officer and
                          Director

/s/   King Simmons        Director                             December 10, 2004
------------------------
King Simmons